 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 30, 2011

Date of Report

(Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K updates information reported in the Registrant’s Current Report on Form 8-K filed with the Commission on January 5, 2012 related to the Registrant’s transaction with Socius CG II, Ltd.

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

As previously reported, on December 30, 2011, Elite Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Socius CG II, Ltd., a Bermuda exempted company (“Socius”).

On February 28, 2012, the Company and Socius executed an amendment to the Purchase Agreement, certain exhibits thereto, and the Warrant (the “Amendment”). For more detailed information about the original terms of the Purchase Agreement please see the Company’s Current Report on Form 8-K filed with the Commission on January 5, 2012 and the Purchase Agreement and other related documents filed as exhibits thereto. Capitalized terms used below that are not otherwise defined have the meanings set forth in the Purchase Agreement

The primary changes effected in the Amendment are summarized below:

1. The exercise price for the Additional Investment Right and the Warrant was increased from $0.07 per share to $0.10 per share and the initial number of shares of the Company’s common stock issuable upon exercise of the Warrant was reduced from 25,000,000 to 17,500,000.

2. Pursuant to the Purchase Agreement, Socius had the option to pay for shares of the Company’s common stock that it receives from the exercise of the Warrant and the Additional Investment Right with cash or a promissory note (the form of which is attached to the Purchase Agreement). Pursuant to the Amendment, Socius no longer has the option of paying in cash.

3. Pursuant to the Company’s Articles of Incorporation, the Company has the option to redeem the shares of Series F Preferred Stock held by Socius by paying the redemption price either (i) in cash or (ii) by offset, exchange and cancellation of all outstanding promissory notes issued by Socius to the Company in connection with the automatic exercise of each of the Warrant and the Additional Investment Right such that following such offset, exchange and cancellation, no further amounts shall be due or payable with respect to such shares of Series F Preferred Stock or such promissory notes and all of such shares of Series F Preferred Stock and promissory notes shall no longer be outstanding. Pursuant to the Amendment, the Company has agreed that it will only elect to pay the redemption price by offset, exchange and cancellation of all outstanding promissory notes issued by Socius to the Company.

4. Pursuant to the Purchase Agreement, in the event the closing bid price of the Company’s common stock during any one or more of the nine (9) trading days on or immediately following the delivery or deemed delivery of a tranche notice falls below 75% of the closing bid price of the Company’s common stock on the trading day immediately prior to the delivery or deemed delivery of a tranche notice, the tranche will be cancelled, and upon such cancellation, Socius was required to redeem any outstanding promissory note tendered by Socius in lieu of cash payment for Additional Investment Shares or Warrant Shares issued in connection with the applicable tranche notice for the principal amount of the promissory note plus accrued interest in exchange for, at Socius’ option, either (i) cash or (ii) (a) 92% of any gross proceeds received by the Socius upon the sale of such Additional Investment Shares or Warrant Shares issued to Socius in connection with such tranche notice and (b) the return to the Company of any unsold Additional Investment Shares or Warrant Shares issued to Socius  in connection with such tranche notice. Pursuant to the Amendment, Socius no longer has the option to redeem its outstanding promissory notes using cash.

2

5. No provision of the Purchase Agreement or the Warrant can be amended or waived by the Company or Socius.

6. Neither the Company nor Socius can assign any of their respective rights or obligations under the Purchase Agreement. Additionally, Socius cannot transfer any of its obligations under the Warrant.

The description of certain terms of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

d) Exhibits

Exhibit No.	Exhibit Description

10.3	Amendment dated February 28, 2012 to Securities Purchase Agreement, certain exhibits thereto, and the Warrant, all dated December 30, 2011.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 29, 2012

ELITE PHARMACEUTICALS, INC.

By:	/s/ Chris Dick
Chris Dick, President & Chief Operating Officer

4